Exhibit 21

                               CENTURA BANKS, INC.


                       SUBSIDIARIES OF CENTURA BANKS, INC.




          Subsidiary Name                Location        Percent Ownership
--------------------------- --------------------------- -------------------
Centura Bank                North Carolina                      100%
Centura Capital Trust I     Delaware                            100%